SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES EXCHANGE ACT OF 1933

EQUIFAX INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA (State or other jurisdiction of incorporation or organization)	58-04011110 (I.R.S. Employer Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(Address of principal executive office)

EQUIFAX INC. 401(K) PLAN
F/K/A Equifax Inc. 401(k) Retirement and Savings Plan
F/K/A Equifax Inc. Employees Thrift Plan
(Full title of the plan)

KENT E. MAST
Corporate Vice President, General Counsel and Secretary
Equifax Inc.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
404/885-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, $1.25 par value	2,000,000 shares	$20.01	$40,020,000.00	$3,681.84

(1)
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $20.01 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 5, 2002.

(2)
Pursuant to Rule 416(c) this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, reclassification of stock corporate transaction or similar transactions.

EXPLANATORY NOTE

Equifax Inc. (the “Company”) files this Registration Statement on Form S-8 to reflect an increase in the number of shares of common stock, $1.25 par value (the “Common Stock”) authorized under the Equifax Inc., 401K Plan, f/k/a Equifax Inc. 401(k) Retirement and Savings Plan and f/k/a Equifax Inc. Employees Thrift Plan (the “Plan”). The shares authorized under the Plan have been increased by 2,000,000 from 2,000,000 to 4,000,000. The 2,000,000 shares of Common Stock authorized under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-04583), as amended, the contents of which are incorporated herein by reference, unless superseded by the exhibits set forth below.

EQUIFAX INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM NO.

8.    Exhibits.

Exhibit Number	Description
23	Statement Pursuant to Rule 437a of the Securities Act of 1933, Regarding Absence of the Consent of Arthur Andersen LLP

24	Power of Attorney (included as part of signature page of this Registration Statement).

The Company has received a favorable determination letter from the Internal Revenue Service (the “IRS”) with respect to the qualification of the Plan, as amended, under section 401(a) of the Internal Revenue Code. In addition, there is currently pending with the IRS an application for a further favorable determination letter with respect to the continued qualification of the Plan as may be amended and restated effective as of July 3, 2001. The Company undertakes that the Plan as amended subsequent to the filing of the currently pending application will be submitted to the IRS in a timely manner and the Company will make changes requested by the IRS that are required to maintain the tax-qualified status of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 7th day of August, 2002.

EQUIFAX INC.

By:	/S/ KENT E. MAST
Kent E. Mast, Esq. Corporate Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below. Each person whose signature appears below constitutes and appoints his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ THOMAS F. CHAPMAN Thomas F. Chapman	Chairman of the Board, Chief Executive Officer and Director	August 7, 2002

/s/ PHILIP J. MAZZILLI Philip J. Mazzilli	Chief Financial Officer	August 7, 2002

/s/ DENNIS B. STORY Dennis B. Story	Corporate Controller	August 7, 2002

/s/ LEE A. AULT Lee A. Ault III	Director	August 7, 2002

/s/ JOHN L. CLENDENIN John L. Clendenin	Director	August 7, 2002

/s/ A. W. DAHLBERG A. W. Dahlberg	Director	August 7, 2002

Signature	Title	Date

/s/ L. PHILLIP HUMANN L. Phillip Humann	Director	August 7, 2002

/s/ STEVEN J. HEYER Steven J. Heyer	Director	August 7, 2002

Louis W. Sullivan, M.D.	Director	August 7, 2002

/s/ LARRY L. PRINCE Larry L. Prince	Director	August 7, 2002

/s/ D. RAYMOND RIDDLE D. Raymond Riddle	Director	August 7, 2002

Jacquelyn M. Ward	Director	August 7, 2002

Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th day of August, 2002.

EQUIFAX INC. 401(k) Plan
F/K/A EQUIFAX INC. 401(K) RETIREMENT AND SAVINGS PLAN
F/K/A EQUIFAX INC. EMPLOYEES THRIFT PLAN

By:	/s/ PHILIP J. MAZZILLI
Name: Philip J. Mazzilli Title: Plan Administrator

EXHIBIT INDEX

Description
23	Statement Pursuant to Rule 437a of the Securities Act of 1933, Regarding Absence of the Consent of Arthur Andersen LLP

24	Power of Attorney (included as part of signature page)